United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2024

Merchants Bancorp

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-38258	20-5747400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Monon Boulevard
Carmel, Indiana 46032
(Address of Principal Executive Offices) (Zip Code)

(317) 569-7420

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MBIN	NASDAQ
Depositary Shares, each representing a 1/40th interest in a share of Series B Preferred Stock, without par value	MBINO	NASDAQ
Depositary Shares, each representing a 1/40th interest in a share of Series C Preferred Stock, without par value	MBINN	NASDAQ
Depositary Shares, each representing a 1/40th interest in a share of Series D Preferred Stock, without par value	MBINM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (“Board”) of Merchants Bancorp (the “Company”) has appointed Sean Sievers as the Company’s Chief Financial Officer effective September 9, 2024. As previously announced by the Company on March 7, 2024, the Company’s current Chief Financial Officer, John F. Macke, intends to retire. Mr. Macke’s last day with the Company will be September 27, 2024. Mr. Macke and Mr. Sievers will share duties until Mr. Macke’s retirement. In addition to his role as the Company’s Chief Financial Officer, Mr. Sievers will also serve as the Company’s principal accounting officer and Chief Financial Officer of the Company’s wholly owned subsidiary, Merchants Bank of Indiana.

Mr. Sievers joins the Company from Rate (formerly known as Guaranteed Rate), a mortgage company located in Chicago, Illinois, where Mr. Sievers served as Chief Financial Officer since 2022. Prior to Rate, Mr. Sievers served as Chief Financial Officer of Figure Technology, Inc, a financial technology company, from 2021 to 2022, and Chief Financial Officer of Mortgage Assets Management LLC, a residential mortgage services company, from 2019 to 2021. Mr. Sievers has also served as Chief Financial Officer of Countrywide’s internet bank and retail origination team, Senior Director at Freddie Mac, Chief Financial Officer of SunTrust Bank's (now part of Truist Bank) consumer banking division, and Chief Financial Officer of CitiMortgage, Citibank’s global mortgage business. Mr. Sievers has a Bachelor of Science in accounting from California Lutheran University and is a former licensed public accountant.

Mr. Siever’s compensation will consist of the following, subject to future adjustment by the Board, (i) an annual base salary of $600,000, (ii) participation in Company’s 2017 Equity Incentive Plan (“Incentive Plan”), with a target cash incentive award of 50% of his base salary and a target equity incentive award (consisting of restricted stock units) equal to 50% of his base salary, with the actual payouts of each of the cash incentive award and equity incentive award based upon the Company’s results as compared to certain performance metrics established by the Board’s Compensation Committee pursuant to the Incentive Plan, which for 2024 will be prorated based on the number of days employed, and (iii) participation in the Company’s standard retirement, health, and other employee benefit plans. In addition, in connection with his appointment, Mr. Sievers will receive a one-time cash award of $250,000 and a one-time equity award of common stock equal to $250,000, rounded up to the nearest whole share, using the closing price of the Company’s common stock on September 9, 2024.

There are no family relationships between Mr. Sievers and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K. Further, there are no arrangements or understandings between Mr. Sievers and any other person pursuant to which he was selected to become the Chief Financial Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 11, 2024 issued by Merchants Bancorp.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCORP

Date: September 11, 2024	By:	/s/ Terry Oznick
Name: Terry Oznick
Title: General Counsel and Secretary